UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2007 (August 30, 2007)

Mediware Information Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 30, 2007, Jonathan Churchill, 74, submitted notice of his resignation as a member of the Board of Directors of Mediware Information Systems, Inc., effective immediately.  Mr. Churchill has not expressed any disagreement with Mediware’s operations, policies or practices.

(d)
Mediware’s Board of Directors elected on August 30, 2007 Richard Greco, Jr., 38, to fill the vacancy created by Mr. Churchill’s resignation.  A press release describing these events, which contains biographical information regarding Mr. Greco, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Greco will serve as a director until the next annual meeting of the shareholders of Mediware and until his successor is duly elected and qualified.  The committees of the Board of Directors on which Mr. Greco may serve is unknown as of the date of filing of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: September 4, 2007	By:	/s/ Mark B. Williams
Mark B. Williams
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mediware Information Systems, Inc., dated September 4, 2007.